UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2007

QAD Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-22823	77-0105228
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6450 Via Real, Carpinteria, California	93013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 684-6614

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 30, 2007, A. Barry Patmore, a director of QAD Inc. (“QAD”), advised the board of directors that he had decided not to run for re-election to the board of directors of QAD at its June 6, 2007 Annual Meeting of Stockholders. Mr. Patmore indicated that, due to other commitments, he would be unable to commit to an additional term of board and committee service for QAD. Mr. Patmore is chairman of the compensation committee and a member of the audit committee for QAD’s board. Mr. Patmore will continue to fulfill all of his board responsibilities until his term expires effective June 6, 2007. QAD and Mr. Patmore are currently discussing the terms of a consulting agreement to be effective following the expiration of his term. QAD is actively pursuing a new board member to fill the vacancy created by Mr. Patmore’s departure.

Signatures

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QAD Inc.
(Registrant)

Date: May 4, 2007	By	/s/ Daniel Lender

Daniel Lender
Chief Financial Officer
(on behalf of the Registrant and as Principal Financial Officer)